Authorize.Net Holdings, Inc. Announces Postponement of 2007 Special Meeting of Shareholders in
Lieu of Annual Meeting

MARLBOROUGH, MA, June 21, 2007. Authorize.Net Holdings, Inc., (NASDAQ: ANET), today announced that, as a result of its pending merger with CyberSource Corporation and in anticipation of a special meeting of stockholders relating to the merger, the 2007 special meeting of shareholders in lieu of annual meeting previously scheduled for June 29, 2007 has been postponed indefinitely. Shareholders of Authorize.Net should disregard any proxy materials received prior to the date hereof.

The date of the special meeting of stockholders relating to the merger has not yet been set. Authorize.Net will announce the date, time, and place of the special meeting once a final determination has been made. Authorize.Net’s 2007 annual meeting of stockholders will only be held in the event the merger agreement is terminated before the transaction is submitted for stockholder approval, in which case a new date for the annual meeting of stockholders will be announced.

About Authorize.Net Holdings, Inc. (www.authorize.net)
The Authorize.Net Payment Gateway provides secure, reliable, Internet Protocol (IP) based payment gateway solutions that enable merchants to authorize, settle and manage electronic transactions anytime, anywhere, via Web sites, retail stores, mail order/telephone order (MOTO) call centers and wireless devices. In addition to its payment solutions, Authorize.Net offers extensive value-adding products designed to help merchants manage their business, fight fraud, and improve profitability. Authorize.Net is sold through an extensive network of partners that offer its IP-based payment services to their merchant customers.

AUTHORIZE.NET and the Authorize.Net logo are registered trademarks of Authorize.Net Holdings, Inc. All other marks are the property of their respective owners.

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Forward Looking Statements:

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s decision not to proceed with its special meeting of shareholders are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) market reaction to its decision not to proceed with its special meeting of shareholders, (ii) risk that the merger between Authorize.Net and CyberSoure Corporation does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; (iii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules and governmental regulations, changes in the application of existing laws and the impact of new laws, and dependence on relationships with resellers, certain financial institutions and third party payment processors, and (iv)) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and other public filings. The Company undertakes no obligation to update any forward-looking statements.

Additional Information and Where to Find It:

CyberSource and Authorize.Net will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Investor Relations, CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043-1307, (650) 965-6000, and documents filed with the SEC by Authorize.Net are available free of charge by contacting Investor Relations, Authorize.Net Holdings, Inc., 293 Boston Post Road, West #220, Marlborough, MA 01752, (866) 916-7380.

Participants in Solicitation

CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.

Investor Contact:

Authorize.Net Contact:
Timothy O’Brien
508-229-3215